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                                 FOUR M CORPORATION
                          RATIO OF EARNINGS TO FIXED CHARGES

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(Dollars in thousands)                                                                                  Nine Months
                                                                                                           Ended
                                                          Fiscal Year Ended July 31,                     April 30,
                                                    ----------------------------------------------    -----------------
                                                     1991      1992      1993      1994      1995      1995      1996
                                                     ----      ----      ----      ----      ----      ----      ----


Interest expense                                     $6,431    $5,903    $4,948    $5,448    $5,607    $4,672    $2,697

Rent expense                                          5,337     5,442     4,997     4,984     4,613     3,460     3,206
  X .33                                                0.33      0.33      0.33      0.33      0.33      0.33      0.33
                                                    -----------------------------------------------   -----------------
1/3 rent expense                                      1,779     1,814     1,666     1,661     1,538     1,153     1,069


Fixed charges                                        $8,210    $7,717    $6,614    $7,109    $7,145    $5,825    $3,766




Pretax income from continuing operations            -$2,932    $1,435     -$382   -$3,802   $16,457   $13,132    $8,402
Fixed charges per above (no interest capitalized)     8,210     7,717     6,614     7,109     7,145     5,825     3,766
                                                    ------------------------------------------------  ------------------

Earnings, as defined                                 $5,278    $9,152    $6,232    $3,307   $23,602   $18,957   $12,168

Ratio of earnings to fixed charges                     0.7x      1.1x      1.0x      0.5x      3.3x      3.3x      3.2x
                                                    ------------------------------------------------  ------------------
                                                    ------------------------------------------------  ------------------


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                                                                                            Pro Forma
                                                                             --------------------------------------
                                                                                              Nine         Twelve
                                                              Twelve                         Months        Months
                                                           Months Ended                       Ended         Ended
                                                              April 30,        Fiscal       April 30,     April 30,
                                                                1996            1995          1996          1996
                                                                ----            ----          ----          ----

Interest expense                                                $3,632          $23,958       $17,969      $23,958

Rent expense                                                     4,359            4,613         3,206        4,359
  X .33                                                           0.33             0.33          0.33         0.33
                                                       ----------------      ---------------------------------------
1/3 rent expense                                                 1,453            1,522         1,058        1,438

Fixed charges                                                   $5,085          $25,480       $19,027      $25,396



Pretax income from continuing operations                       $11,727          $35,717         -$265      $12,736
Fixed charges per above (no interest capitalized)                5,085           25,480        19,027       25,396
                                                       ----------------      ---------------------------------------

Earnings, as defined                                           $16,812          $61,197       $18,762      $38,132

Ratio of earnings to fixed charges                                3.3x             2.4x          1.0x         1.5x
                                                       ----------------      ---------------------------------------
                                                       ----------------      ---------------------------------------


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